Exhibit 23.2




      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 14, 1997, accompanying the financial statements of VIDEOLAN Technologies, Inc. appearing in the Annual Report on Form 10-KSB for the year ended December 31, 1996, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



GRANT THORTON LLP

/s/ Grant Thornton LLP

New York, New York
September 5, 1997